Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential. Certain schedules (or similar attachments) also marked by “[***]” have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), dated as of December 30, 2025, is entered into by and between (i) DePalma Acquisition I LLC, a Delaware limited liability company (the "Pledgor"), and (ii) DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, acting in its capacity as the "Agent" (together with its successors and assigns, in such capacity, the "Agent," and, together with the Pledgor, the "Parties," and each, a "Party") under the Loan Agreement (as defined under Preliminary Statements below). This is the "Equity Pledge Agreement" referred to in the Loan Agreement.

Preliminary Statements

1.
Pursuant to the Receivables Loan and Security Agreement, dated as of December 30, 2025 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among DePalma Financing SPV I LLC, a Delaware limited liability company (the "Borrower"), the Pledgor, as servicer, the "Lenders" from time to time party thereto (collectively, the "Lenders," and each, a "Lender"), and the Agent, the Lenders have agreed to make advances from time to time (the "Advances") to the Borrower, subject to the terms and conditions set forth therein.
2.
It is a condition precedent to the effectiveness of the Loan Agreement and the obligation of the Lenders to make advances to the Borrower under the Advances that, inter alia, the Pledgor shall have executed and delivered this Agreement, and the Lenders would be unwilling to enter into the Loan Agreement or make advances thereunder without the benefit of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, to induce the Agent and the Lenders to enter into the Loan Agreement and the other Transaction Documents and to enter into the transactions contemplated thereunder, the Pledgor, intending to be legally bound, hereby agrees with the Agent as follows:

Article 1

Definitions and Usage
Section 1.1
Definitions. Whenever used in this Agreement, the following terms, unless the context otherwise requires, shall have the following meanings:

"Adverse Claim" means an "adverse claim" within the meaning of Article 8 of the UCC.

"Borrower Equity Interest Certificates" has the meaning specified in Section 2.1(a)(ii) below.

"Borrower Equity Interests" has the meaning specified in Section 2.1(a)(i) below.

Equity Pledge Agreement

"Borrower LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement, dated as of December 30, 2025, of the Borrower, by the Pledgor, as the sole equity member, and Orlando C. Figueroa and Dewen Tarn, as the independent managers, as amended, restated, replaced, supplemented or otherwise modified from time to time.

"Collateral" has the meaning specified in Section 2.1(a) (Granting Clause) below.

"Relevant Documents" means, collectively, (a) the Borrower LLC Agreement, (b) all other Organizational Documents of the Borrower and (c) any other agreements or documents relating to the Borrower Equity Interests or any other Collateral, as any of the foregoing may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Representatives" means, with respect to any Person, each of (and "Representative" means any of) its directors, employees, officers, partners and managers.

"UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided, however, that, if perfection or the effect of perfection or non‑perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.2
Other Defined Terms. Any other capitalized terms used but not defined in this Agreement (including, without limitation, the terms "Applicable Law," "Business Day," "Closing Date," "Event of Default," "Final Settlement Date," "Governmental Authority," "Lien," "Maturity Date," "Organizational Documents," "Person," "Pledged Collateral," "Required Lenders," "Secured Obligations, "Secured Party," "Secured Parties" and "Transaction Documents") have the meanings assigned to such terms under the Loan Agreement.
Section 1.3
Usage. The rules of construction and usage set forth in Section 1.2 (Usage) of the Loan Agreement shall apply to this Agreement unless a contrary intention appears.
Article 2

Security Interest
Section 2.1
Pledge and Grant of Security Interest.
(a)
Granting Clause. The Pledgor hereby irrevocably grants, pledges and assigns a continuing first priority lien on, and security interest in, and, as a part of such grant, pledge and assignment, hereby assigns to the Agent as collateral security, all of the Pledgor's right, title and interest in, to and under the following property, whether now owned by Pledgor or hereafter acquired, whether now existing or hereafter coming into existence, and wherever located, all of the property described in the following clauses (i) through (vi) of this Section 2.1(a) (collectively, the "Collateral"):
(i)
its 100.00% membership interests (and any and all other Equity Interests) in the Borrower (the "Borrower Equity Interests");

2	Equity Pledge Agreement

(ii)
any certificate or other document of title (if any) from time to time representing, constituting or otherwise relating to the Borrower Equity Interests, whether in existence on the date of this Agreement or coming into existence at any time thereafter (any of the foregoing, "Borrower Equity Interest Certificates");
(iii)
all ownership interests, membership interests, shares, securities, moneys, instruments or property representing a dividend, a distribution or return of capital upon or in respect of the Borrower Equity Interests, or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Borrower Equity Interests;
(iv)
all rights of the Pledgor under the Relevant Documents, or any other agreement or instrument relating to the Borrower Equity Interests, including, without limitation, (A) all rights of the Pledgor to receive moneys or distributions with respect to the Borrower Equity Interests due and to become due under or pursuant to the Relevant Documents, (B) all rights of the Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Equity Interests, (C) all claims of the Pledgor for damages arising out of or for breach of or default under a Relevant Document, and (D) any right of the Pledgor to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder;
(v)
to the extent related to any of the property of the Pledgor described in the foregoing clauses (i) through (iv) of this Section 2.1(a), (A) all books, records correspondence, credit files, records, invoices and other papers and (B) all present and future claims, demands, causes and choses in action; and
(vi)
all proceeds (as defined in the UCC) of the property of the Pledgor described in the foregoing clauses (i) through (v) of this Section 2.1(a).
(b)
Secured Obligations. The grant pursuant to this Section 2.1 is made as continuing collateral security for the prompt payment in full in cash when due, and not merely the collection, of all of the Secured Obligations.
(c)
Cash Distributions. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any cash distributions of funds that are released from the Pledged Collateral pursuant to the express terms of the Loan Agreement. Upon the occurrence, and during the continuance of any Event of Default, all rights of the Pledgor to receive and retain such distributions shall forthwith cease, and all such rights and powers shall thereupon become vested in the Agent, which, during the continuance of such Event of Default, shall have the sole and exclusive authority to exercise such rights and powers and to receive such distributions.
Section 2.2
Security Agreement. This Agreement shall be deemed to constitute a security agreement under the UCC.

3	Equity Pledge Agreement

Section 2.3
Security Interest Absolute. All rights of the Agent, the security interest granted under this Agreement, and all of the obligations of the Pledgor under this Agreement, shall be absolute and unconditional, irrespective of:
(i)
any lack of validity or enforceability of the Loan Agreement or any other Transaction Document;
(ii)
any change in any term of all or any of the obligations of the Borrower under the Loan Agreement or any other Transaction Document, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Agreement or any other Transaction Document;
(iii)
any failure by the Secured Parties to enforce the provisions of the Transaction Documents (and the Secured Parties shall be under no obligation whatsoever to proceed against the Borrower or any other Person prior to the exercise of its rights and remedies under this Agreement); or
(iv)
any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower (other than the full, final and indefeasible payment of the Secured Obligations (other than unasserted contingent obligations)).
Section 2.4
Pledgor Remains Liable. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, (a) the Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights under this Agreement shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Transaction Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Article 3

Perfection and Further Assurances
Section 3.1
Protection of Security Interest. The Pledgor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or that the Agent may reasonably request to (a) perfect, protect or more fully evidence the pledge of the Collateral to the Agent pursuant to Section 2.1 (Pledge and Grant of Security Interest) above, and (b) following the occurrence and during the continuance of an Event of Default, enable the Agent and the Secured Parties to exercise and enforce their rights and remedies under this Agreement and the Collateral.

4	Equity Pledge Agreement

Section 3.2
Obligation to File Financing Statements. Without limiting the generality of Section 3.1 (Protection of Security Interest) above:
(a)
Closing Date Filings. On or prior to the Closing Date, the Pledgor shall have filed or caused to be filed a UCC-1 financing statement, naming the Pledgor as the "Debtor" and the Agent, for the benefit of the Secured Parties, as the "Secured Party," and describing the Collateral as the collateral covered thereby, with the office of the Secretary of State of the State of Delaware.
(b)
Post-Closing Filing Obligations. From time to time after the Closing Date, the Pledgor shall file, or cause to be filed, such financing statements and continuation statements, in such manner and in such places as may be required by Applicable Law, or as the Agent may reasonably request, in order to effect, reflect, perfect, preserve, maintain and protect the security interests granted or purported to be granted by the Pledgor under this Agreement.
(c)
Delivery of Filed Copies. The Pledgor shall deliver (or cause to be delivered) to the Agent file-stamped copies of, or filing receipts for, any document filed by the Pledgor as required under this Section 3.2, as soon as available following such filing.
Section 3.3
Participation in Actions. The Pledgor shall, from time to time at the reasonable request of the Agent, appear in and defend any action or proceeding that may materially and adversely affect the Pledgor's title to, or the Agent's security interest in, all or any part of the Collateral.
Section 3.4
Authorization to File Financing Statements.
(a)
Authorization. The Pledgor hereby authorizes the Agent and its Representatives to file all financing statements, continuation statements or other instrument required to be filed, naming the Pledgor as debtor that are necessary or advisable to perfect, make effective or continue the grant and pledge under Section 2.1 (Pledge and Grant of Security Interest) above of this Agreement, and authorizes the Agent and its Representatives to take any such action without its signature.
(b)
Authorization Not an Obligation. The rights provided to the Agent under this Section 3.4 shall not create any duty or obligation on the part of the Agent or relieve the Pledgor of its obligations under Section 3.1 (Protection of Security Interest) or 3.2 (Obligation to File Financing Statements) above.
Section 3.5
Delivery of Collateral.
(a)
Delivery of Certificates and Instruments. All certificates or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by or on behalf of the Agent for the benefit of the Secured Parties pursuant to this Agreement and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the Pledgor's endorsement, where necessary, and duly-executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.
(b)
Equity Interest Certificates. Without limiting the generality of Section 3.5(a) (Delivery of Certificates and Instruments) above, or limiting, in any respect, the obligations of the Pledgor under Section 4.2(b) (No Certificates) below, on the Closing Date, and, at any other time prior to the Final Settlement Date (and without limiting the obligations of the Pledgor under Section 4.2(b) (No Certificates)

5	Equity Pledge Agreement

below), by no later than the second Business Day following the creation of any Borrower Equity Interest Certificate with respect to any Borrower Equity Interests, the Pledgor shall deliver, or cause to be delivered, to the Agent:
(i)
the original of such Borrower Equity Interest Certificate; and
(ii)
a blank, signed and undated equity interest power or transfer, as applicable, in form and substance satisfactory to the Agent.
Section 3.6
Certain Rights Following Event of Default.
(a)
Exchange and Transfer. At all times after the Maturity Date (unless the Final Settlement Date shall have occurred on or prior to such date), and at all times following the occurrence and during the continuance of an Event of Default, which results in the Secured Obligations becoming due and payable, the Agent shall have the right to (i) exchange certificates or instruments representing or evidencing Collateral (including, without limitation, any Borrower Equity Interest Certificates) for certificates or instruments of smaller or larger denominations and (ii) transfer to, or to register in the name of, the Agent or any of its nominees or transferees any or all of the Borrower Equity Interests or any other Collateral.
(b)
Registered Owner. Immediately upon being so directed in writing by the Agent at any time after the Maturity Date (unless the Final Settlement Date shall have occurred on or prior to such date) or following the occurrence and during the continuance of an Event of Default, which results in the Secured Obligations becoming due and payable, the Pledgor shall (i) cause the Agent to be the registered owner of (A) all Borrower Equity Interests and (B) any other Collateral that constitutes an "uncertificated security" (as defined in the UCC) and (ii) promptly execute and deliver all such proxies, dividend payment orders and other instruments as Agent may request in connection with the exercise of its rights, remedies and privileges under this Agreement.
Article 4

Representations, Warranties and Covenants
Section 4.1
Representations and Warranties. The Pledgor represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement) to each Secured Party, as of the Closing Date, that:
(a)
Good Title, Etc. (i) The Pledgor (A) is the direct, legal, registered and beneficial owner of, and retains the exclusive power to exercise all voting and other control rights with respect to, all of the Borrower Equity Interests, and (B) is the legal and beneficial owner of all other Collateral, (ii) other than the grant and pledge to the Agent pursuant to Section 2.1 (Pledge and Grant of Security Interest) above, none of the Collateral is subject, in whole or in part, to any (A) Lien, (B) Adverse Claim, (C) right of set-off, (D) agreement by the Pledgor to sell, assign, convey, transfer, lease, participate or dispose of any such Collateral or (E) prior sale, assignment, conveyance, transfer, lease, participation or disposition by the Pledgor, (iii) the Pledgor has not authorized the filing of, and is not aware of, any financing statement against the Pledgor that includes a description of collateral covering all or any portion of the Collateral other than any financing statements relating to the grant and pledge to the Agent pursuant to Section 2.1

6	Equity Pledge Agreement

(Pledge and Grant of Security Interest) above, and (iv) the Pledgor is not aware of any material judgment or tax lien filings against the Pledgor or any of its property or assets.
(b)
No Certificates. No Borrower Equity Interest Certificates have been issued.
(c)
Organizational Documents. (i) True, correct and complete copies of the Borrower LLC Agreement and all other Organizational Documents of the Borrower (including, in each case, any amendments, restatements, supplements, replacements, supersessions, terminations, waivers or other modifications thereto or thereof) have been provided to the Agent, (ii) the execution, delivery and performance of the Borrower LLC Agreement by the Pledgor has been duly authorized by all necessary limited liability company action on the part of the Pledgor, (iii) the Borrower LLC Agreement (A) is in full force and effect, (B) has been duly executed and delivered for good and valuable consideration by the Pledgor and (C) constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, subject to bankruptcy, insolvency, and other limitations on creditors' rights generally and to equitable principles, (iv) the Pledgor, the Borrower and their respective Affiliates are in compliance in all material respects with all representations, warranties, covenants, agreements, terms, conditions, restrictions and other provisions applicable to such Person under the Borrower LLC Agreement, and (v) neither the execution and delivery of the Borrower LLC Agreement by the Pledgor, nor the compliance with the representations, warranties, covenants, agreements, terms, conditions, restrictions and other provisions of the Borrower LLC Agreement by the Pledgor or by the Borrower, (A) shall have conflicted with, or will conflict with, or shall have resulted in, or will result in, a breach of, the Organizational Documents of the Pledgor or the Borrower, (B) shall have conflicted with, or will conflict with, any Applicable Law, (C) shall have resulted in, or will result in, (1) a breach or violation of any of the terms, conditions or provisions of any judgment or order, writ, injunction, decree or demand of any Governmental Authority applicable to the Pledgor or the Borrower, as the case may be, or (2) the creation or imposition of any Lien or other encumbrance upon any of the assets of the Pledgor or the Borrower, as the case may be, or (D) shall have violated or conflicted with, or will violate or conflict with, any contractual provisions of, or shall have caused, or will cause, an event of default under, any indenture, loan agreement, mortgage, contract or other material agreement to which the Pledgor or the Borrower, as the case may be, is a party or by which it may be bound.
(d)
Location. As of the date of this Agreement, the chief executive office (for purposes of the UCC) and principal place of business of the Pledgor are located at 5 Greenwich Office Park, Suite 400, Greenwich, CT 06831.
(e)
Jurisdiction. The Pledgor is duly organized as a Delaware limited liability company and is not organized under the laws of any other jurisdiction.
(f)
Legal Name. The full legal name of the Pledgor is as typed on the signature page of this Agreement. The Pledgor does not utilize any trade names or other names under which it currently conducts business.
(g)
Changes in Circumstances. Since the date of its formation, the Pledgor has not changed its name or jurisdiction of formation.

7	Equity Pledge Agreement

(h)
Required Consents. Except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally and such other actions, consents, notices or approvals of which the failure to obtain could not reasonably be expected to materially impair the rights and remedies of or the benefits available to the Agent under this Agreement, no consent of any Person, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than the filing of financing statements under the UCC in order to perfect a security interest in that portion of Collateral as to which the UCC requires such filing to be made in order to perfect a security interest therein) or declaration with any Governmental Authority is required in connection with (i) the execution, delivery or performance by, or enforceability against, the Pledgor of this Agreement, (ii) the perfection or maintenance of the grant and pledge pursuant to Section 2.1 (Pledge and Grant of Security Interest) above (including the first-priority nature of the security interest created thereby) or (iii) the exercise by the Agent of the rights and remedies granted to it under this Agreement (including, without limitation, the voting and consensual rights provided for in Section 5.2 (Exercise of Rights Under Borrower Equity Interests) below).
(i)
No Contractual Restrictions. Neither the grant and pledge pursuant to Section 2.1 (Pledge and Grant of Security Interest) above nor the exercise by the Agent or any other Secured Party of its rights and remedies under this Agreement will violate any contractual restriction binding on or affecting the Pledgor or any of its property or assets (including, without limitation, the Borrower LLC Agreement).
(j)
Security Interest. (i) This Agreement creates a valid security interest in favor of the Agent in the Collateral, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from Pledgor, (ii) upon the filing of a UCC financing statement describing the Collateral with the Secretary of State of the State of Delaware and, if applicable, the delivery of any Borrower Equity Interest Certificate, and the related power or transfer, pursuant to Section 3.5(b) (Equity Interest Certificates) above, the Agent shall have a first priority perfected security interest in (A) the Borrower Equity Interest Certificate, (B) all Borrower Equity Interests, (C) all rights of the Pledgor under the Borrower LLC Agreement and (D) if and to the extent that a security interest therein can be perfected by the filing of a financing statement under the UCC, all other Collateral and (iii) no other action is necessary to perfect the security interest of the Agent in the property and assets described in the foregoing clauses (ii)(A) through (ii)(D) of this Section 4.1(j).
Section 4.2
Covenants. On and as of date of this Agreement, and at all times until the Final Settlement Date:
(a)
Ownership of Collateral, Etc. (i) The Pledgor shall remain (A) the direct, legal, registered and beneficial owner of, and retain the exclusive power to exercise all voting and other control rights with respect to, all of the Borrower Equity Interests, and (B) the legal and beneficial owners of all other Collateral, (ii) the Pledgor shall not sell, assign, convey, transfer, lease, participate or dispose of, or grant, create, incur or assume, or suffer, allow or permit to exist, any Lien, Adverse Claim or restriction on transferability (other than as currently set forth in the Borrower LLC Agreement) in or on, any of its right, title or interest in, to or under any Collateral, and (iii) the Pledgor shall defend the right, title, and interest of the Pledgor, and of the Agent, for the benefit of the Secured Parties, in, to and under the Collateral against any and all such Liens, Adverse Claims and restrictions on transferability claiming through or under the Pledgor.

8	Equity Pledge Agreement

(b)
No Certificates. Except upon the prior written direction of the Agent, the Pledgor shall not, at any time, cause, direct or permit any Borrower Equity Interest Certificates to be issued with respect to the Borrower Equity Interests.
(c)
No Equity Issuance. The Pledgor shall not, at any time, cause, direct or permit any additional Borrower Equity Interests to be issued.
(d)
Change of Identity, Etc. (i) The Pledgor shall not (A) change its name, identity, jurisdiction of organization or corporate structure in any manner that would or could render "seriously misleading" (within the meaning of Sections 9-506 and 9‑507(c) of the UCC, or any similar or successor provision of the UCC) any financing statement or continuation statement filed pursuant to Section 3.1 (Protection of Security Interest), 3.2 (Obligation to File Financing Statements) or 3.4 (Authorization to File Financing Statements) above that names the Pledgor as debtor or (B) relocate, re-domicile or otherwise change its jurisdiction of organization unless (in the case of each of the foregoing clauses (A) and (B)), the Pledgor has given at least 25 days' written notice to the Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Agent in the Collateral.
(e)
Other Financing Statements. The Pledgor shall not file or authorize to be filed in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party.
Article 5

Remedies
Section 5.1
Remedies at Law. At all times on and after the Maturity Date (whether occurring pursuant to Section 13.1 (Events of Default) of the Loan Agreement or otherwise), and at all times following the occurrence and during the continuance of an Event of Default, which results in the Secured Obligations becoming due and payable, unless and until the Final Settlement Date shall have occurred, the Secured Parties shall have, in addition to all other rights and remedies under this Agreement, the Loan Agreement and the other Transaction Documents, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.
Section 5.2
Exercise of Rights Under Borrower Equity Interests. Without limiting any other obligations of the Pledgor under this Agreement or any other Transaction Document, the Pledgor confirms and agrees that, all times after the Maturity Date (unless the Final Settlement Date shall have occurred on or prior to such date), and at all times following the occurrence and during the continuance of an Event of Default, which results in the Secured Obligations becoming due and payable, the Agent (or any Representative or designee thereof), shall, at its option, and without the consent of the Pledgor, have the sole and exclusive right to exercise and enforce any and all voting, consensual and other rights and powers, and all other rights and remedies, of the Pledgor, under, or in respect of, the Borrower Equity Interests, but without any obligation on the part of the Agent, the other Secured Parties or any of their respective Affiliates to perform any of the obligations of the Pledgor thereunder or with respect

9	Equity Pledge Agreement

thereto, including, without limitation, (i) any voting, consent, corporate and other rights pertaining to the Borrower Equity Interests at any meeting of equity holders or otherwise or in connection with any written consent of equity holders, and (ii) any right of conversion, exchange and subscription and any other right pertaining to the Borrower Equity Interests as if it were the absolute owner thereof.
Section 5.3
Liquidation of Collateral, Etc.
(a)
At all times on and after the Maturity Date (whether occurring pursuant to Section 13.1 (Events of Default) of the Loan Agreement or otherwise), and at all times following the occurrence and during the continuance of an Event of Default, which results in the Secured Obligations becoming due and payable, unless and until the Final Settlement Date shall have occurred, the Agent, in addition to all other rights provided under this Agreement, the other Transaction Documents and Applicable Law, shall have the right, in its own name and as agent for the Secured Parties, to immediately sell in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Agent may reasonably deem satisfactory, any or all of the Collateral and apply the proceeds thereof to the Secured Obligations. The Pledgor agrees that, to the extent notice of sale shall be required by law, ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.
(b)
The Parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral may not be liquid. Accordingly, the Agent may elect, in its sole and absolute discretion, the time and manner of liquidating any of the Collateral, and nothing contained in this Agreement or the other Transaction Documents shall obligate the Agent to liquidate any of the Collateral on the Maturity Date or to liquidate all of the Collateral in the same manner or on the same Business Day.
(c)
At all times on and after the Maturity Date (whether occurring pursuant to Section 13.1 (Events of Default) of the Loan Agreement or otherwise), and at all times following the occurrence and during the continuance of an Event of Default, which results in the Secured Obligations becoming due and payable, unless and until the Final Settlement Date shall have occurred, the Agent and each Secured Party shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Agent or such Secured Party, as applicable, at law, in equity or under any other agreement between the Agent or such Secured Party, as applicable, and the Pledgor.
Section 5.4
Remedies Not Exclusive. Except as otherwise expressly provided in this Agreement or any other Transaction Document, no remedy provided for by this Agreement or any other Transaction Document shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

10	Equity Pledge Agreement

Article 6

Rights of Secured Parties
Section 6.1
Performance of Obligations; Advances by Agent.
(a)
Performance of Obligations. If the Pledgor shall have defaulted under, or failed to perform, observe or comply with, any of the representations, warranties, covenants, agreements, terms, conditions, restrictions and other provisions contained in this Agreement or any other Transaction Document and applicable to the Pledgor, then, at any time (and from time to time), the Agent may (but shall not be obligated to), at its sole option and in its sole and absolute discretion, without notice to, or consent of, the Pledgor or any other Person, and in its own name or on behalf of the Pledgor, (i) in the case of a covenant, obligation or agreement, perform or cause to be performed the same, and (ii) take any and all other actions as the Agent may deem to be reasonably necessary or appropriate in order to correct such breach, default or failure, or the circumstances giving rise thereto.
(b)
Advances by Agent. The Agent may expend such sums as the Agent may deem to be reasonably necessary or appropriate in the performance of any actions permitted to be taken by it under Section 6.1(a) (Performance of Obligations) above, including, without limitation, all expenditures that the Agent may make in connection with (i) taking any action on behalf of the Pledgor or the Borrower under the Borrower LLC Agreement or otherwise in respect of the Borrower Equity Interests, (ii) the release of a Lien not permitted hereunder, (iii) defending against any Adverse Claim, (iv) the protection of the security granted under this Agreement or (v) compliance with Applicable Law in relation to any of the foregoing. All such sums and amounts so expended shall be repayable by the Pledgor within five Business Days following written notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date that said amounts are expended until the date that they are repaid by the Pledgor at the rate and in the manner set forth in Section 2.07 (Payments and Computations, Etc.) of the Loan Agreement. The Agent may make any payment authorized under this Section 6.1(b) in accordance with any bill, statement or estimate, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim.
(c)
Pledgor Remains Liable. No performance or other action by the Agent under Section 6.1(a) (Performance of Obligations) above, and no advance or expenditure by the Agent under Section 6.1(b) (Advances by Agent) above, shall relieve the Pledgor of any obligation, or result in any cure or waiver of any default or Event of Default, under the terms of this Agreement or any other Transaction Documents.
Section 6.2
Power of Attorney.
(a)
Grant. Following the occurrence of an Event of Default, which results in the Secured Obligations becoming due and payable, unless and until the Final Settlement Date shall have occurred, in addition to other powers of attorney contained in this Agreement and the other Transaction Documents, the Pledgor hereby designates and appoints the Agent, and each of its Representatives and nominees, as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, and grants to the Agent, and

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to each of its Representatives and nominees, an irrevocable proxy, with authority to take any or all of the following actions:
(i)
to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral, all as the Agent may determine in respect of the Collateral;
(ii)
to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;
(iii)
to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Agent may deem appropriate in respect of the Collateral; provided, that the same does not impose any civil or criminal liability on the Pledgor or contain an admission of guilt on the part of the Pledgor;
(iv)
to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;
(v)
to direct any parties liable for any payment under or with respect to any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct;
(vi)
to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;
(vii)
to sign and endorse any drafts, assignments, notices and other documents relating to the Collateral;
(viii)
to execute and deliver and file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests, liens and other rights granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;
(ix)
to (A) exercise the rights, powers, privileges and remedies of the Pledgor under the Borrower LLC Agreement (including, without limitation, those described in Article 5 (Remedies) above) and (B) cause or direct the Borrower to take any actions as may be consistent with this Agreement and the other Transaction Documents; and
(x)
to do and perform all such other acts and things as the Agent may deem to be reasonably necessary, proper or advisable to enforce the Agent's rights with respect to the Collateral.
(b)
Actions By Agent. The Agent agrees that neither it nor any of its Representatives shall take any action under the power of attorney granted under Section 6.2(a) (Grant) above unless an Event of Default shall have occurred and be continuing.

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(c)
Irrevocability, Etc. The power of attorney and irrevocable proxy granted under this Section 6.2 is (i) a power coupled with an interest and shall be irrevocable at all times prior to the Final Settlement Date and (ii) conferred on the Agent solely to (A) protect and preserve the Collateral, (B) realize upon its security interest in the Collateral and (C) otherwise exercise, preserve and protect the rights and interests of the Agent (on behalf of itself and the other Secured Partes) under the Related Documents.
(d)
Ratification; No Fiduciary Duties. The Pledgor hereby ratifies all that said attorneys-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted under this Section 6.2, in each case pursuant to the powers granted under this Section 6.2. The Pledgor hereby acknowledges and agrees that the Agent and its Representatives shall have no fiduciary duties to the Pledgor or the Borrower in acting pursuant to power of attorney granted under this Section 6.2, and the Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship under this Agreement.
Section 6.3
Secured Parties Not Liable. None of the Agent, any other Secured Party or any of their respective Representatives (a) shall be (i) under any duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to any Secured Party under this Agreement or any other Transaction Document or (ii) liable for any failure to do so or any delay in doing so or (b) liable for any act or omission or for any error of judgment or any mistake of fact or law, whether its capacity as attorney-in-fact on behalf of the Pledgor or in its individual capacity (except for its, their or such Person's own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or, in the case of the Agent or any Secured Party, the breach of its obligations expressly set forth in this Agreement).
Section 6.4
Agent's Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Collateral while being held by the Agent under this Agreement, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent affords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral.
Article 7

Miscellaneous
Section 7.1
Term and Termination.
(a)
Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect at all times until it terminates pursuant to the terms of this Section 7.1.

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(b)
Termination and Release. (i) Subject to Sections 7.1(c) (Survival) and 7.1(d) (Continuation) below, this Agreement, and the Agent's security interest in the Collateral, shall automatically terminate on the Final Settlement Date, and (ii) as soon as reasonably practicable thereafter, the Agent shall, at the expense of the Pledgor, (A) release all of the liens and security interests granted under this Agreement, (B) deliver all UCC termination statements and other documents reasonably requested by the Pledgor evidencing such termination and (C) return to or at the direction of the Pledgor any instruments, Borrower Equity Interest Certificates, other certificates, powers or transfers previously delivered to the Agent under Section 3.5 (Delivery of Collateral) above and then remaining in the possession of the Agent.
(c)
Survival. Notwithstanding Section 7.1(b) (Termination and Release) above, all releases provided under this Agreement, and all other provisions that by their terms expressly survive termination of this Agreement, shall be continuing and shall survive termination of this Agreement until the expiration of the applicable statute of limitations.
(d)
Continuation. Notwithstanding Section 7.1(b)(i), if, at any time, any payment in respect of all or any portion of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy or other insolvency law, then (i) this Agreement shall continue to be effective, or shall be automatically reinstated, as the case may be, in each case as though such payment had not been made, and (ii) all reasonable and documented out-of-pocket costs and expenses (including, without limitation, any reasonable and documented legal and advisor fees and disbursements) incurred by any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
Section 7.2
Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Parties and each of the other Secured Parties. The Pledgor may not assign, transfer, pledge, participate or otherwise convey any of its obligations under this Agreement, and any actual or purported assignment, transfer, pledge, participation or other conveyance by the Pledgor of any of its rights or obligations under this Agreement shall be null and void ab initio and of no force or effect. The rights and obligations of the Agent under this Agreement may be assigned, novated, transferred, pledged, participated or otherwise conveyed to the same extent that the Agent may assign, novate, transfer, pledge, participate or otherwise convey its respective rights under the Loan Agreement. Each Secured Party (other than the Agent) shall constitute a third-party beneficiary of this Agreement.
Section 7.3
Amendments. No amendment, waiver, or other modification of any provision of this Agreement shall be effective unless in writing and signed by the Agent (acting at the direction of the Required Lenders pursuant to the terms of the Loan Agreement) and the Pledgor.
Section 7.4
Notices. All notices and other communications provided for under this Agreement shall, unless otherwise stated herein, be in writing and mailed, transmitted or delivered to the relevant Person at its address set forth (or referenced) in Section 14.2 (Notices) of the Loan Agreement or at such other address as shall be designated by such Person in a written notice delivered in accordance with Section 14.2 (Notices) of the Loan Agreement. All such notices and communications shall be effective upon receipt, or in the case of an electronic transmission, upon confirmation of receipt thereof.

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Section 7.5
Transaction Document; Final Agreement. This Agreement constitutes a "Transaction Document," within the meaning of the Loan Agreement. This Agreement, taken together with the other Transaction Documents, represents the final, complete, and exclusive expression of the Parties and supersedes any and all prior oral or written agreements relating to the subject matter hereof.
Section 7.6
Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 7.7
Governing Law. THIS Agreement SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT FOR SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
Section 7.8
Submission to Jurisdiction. Each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under, or relating in any way to, this Agreement.
Section 7.9
Waiver of Immunity. To the extent that the Pledgor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Pledgor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under, or relating in any way to, this Agreement.
Section 7.10
Forum. Each party hereto irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile and irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to it at the address specified for it in Section 11.2 (Notices) of the Loan Agreement (or otherwise in accordance with Section 7.4 (Notices) above). The Pledgor HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 7.10 SHALL AFFECT THE RIGHT OF the Pledgor, the Agent or any other Secured Party TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF the Pledgor, the Agent or any other Secured Party TO BRING ANY ACTION OR PROCEEDING AGAINST such other party OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
Section 7.11
Waiver of Jury Trial. Each party hereto hereby iRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER.

15	Equity Pledge Agreement

Section 7.12
Headings. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.
Section 7.13
Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signature Page Follows]

16	Equity Pledge Agreement

IN WITNESS WHEREOF, the Parties have caused this Pledge and Security Agreement to be duly executed by their respective officers as of the day and year first above written.

DEPALMA ACQUISITION I LLC

As Pledgor

By: /s/ Michael Hutchby

Name: Michael Hutchby

Title: Chief Financial Officer

Signature pages to Equity Pledge Agreement—1 of 2

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH

As Agent

By: /s/ Alexander Ploch

Name: Alexander Ploch

Title: Executive Director

By: /s/ Nellie Flek

Name: Nellie Flek

Title: Director

Signature pages to Equity Pledge Agreement—2 of 2

Exhibit A

Form of Acknowledgment of Pledge

[***]

Exhibit A-1	Equity Pledge Agreement Form of Acknowledgment of Pledge